                                                            EXHIBIT 99(a)(5)(ii)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.

   Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------
                     Give the
For this type of     SOCIAL SECURITY
account:             number of:
-----------------------------------------
1.   An individual's         The individual
     account


2.   Two or more             The actual owner of
     individuals             the account or, if
     (joint account)         combined funds, any
                             one of other
                             individuals/1/


3.   Husband and wife        The actual owner of
     (joint account)         the account or, if
                             joint funds, either
                             person/1/


4.   Custodian               The minor/2/
     account of a
     minor (Uniform
     Gift to Minors
     Act)


5.   Adult and minor         The adult or, if the
     (joint account)         minor is the only
                             contributor, the
                             minor/1/


6.   Account in the          The ward, minor, or
     name of guardian        incompetent person3
     or committee for
     a designated
     ward, minor, or
     incompetent
     person


7.a. The usual               The grantor-trustee1
     revocable
     savings trust
     account
     (grantor is
     also trustee)


b.   So-called trust         The actual owner/1/
     account that is
     not a legal or
     valid trust
     under State law


8.   Sole                    The owner/4/
     proprietorship
     account


-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                                                        Give the EMPLOYER
For this type of                                        IDENTIFICATION
account:                                                number of:
-----------------------------------------------------------------------------


 9. A valid trust,                                      The legal entity (Do
    estate, or                                          not furnish the
    pension trust                                       identification number
                                                        of the personal
                                                        representative or
                                                        trustee unless the
                                                        legal entity itself
                                                        is not designated in
                                                        the account title)5


10. Corporate                                           The corporation
    account


11. Religious,                                          The organization
    charitable, or
    educational
    organization
    account


12. Partnership                                         The partnership
    account


13. Association,                                        The organization
    club or other
    tax-exempt
    organization


14. A broker or                                         The broker or nominee
    registered
    nominee


15. Account with                                        The public entity
    the Department
    of Agriculture
    in the name of
    a public entity
    (such as a
    State or local
    government,
    school
    district, or
    prison) that
    receives
    agricultural
    program
    payments


--------------------------------------------------------------------------------
/1/List first and circle the name of the person whose number you furnish. /2/Circle the minor's name and furnish the minor's social security number. /3/Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
/4/Show the name of the owner.
/5/List first and circle the name of the legal trust, estate, or pension trust.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2

Obtaining a Number

  If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. As soon as you receive your TIN, complete another W-9, include your TIN, sign and date the form, and send it to the Depositary.

Payees Exempt from Backup Withholding

  Payees specifically exempted from backup withholding on ALL payments including the following:

 . A corporation.

 . A financial institution.

 . An organization exempt from tax under section 501(a) of the Internal Revenue
  Code of 1986, as amended (the "Code"), or an individual retirement plan.

 . The United States or any agency or instrumentality thereof.

 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

 . An international organization or any agency, or instrumentality thereof.

 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

 . A real estate investment trust. A common trust fund operated by a bank under section 584(a) of the Code.

 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.

 . An entity registered at all times under the Investment Company Act of 1940.

 . A foreign central bank of issue.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441 of the Code.

 .  Payments to partnerships not engaged in a trade or business in the United
   States and which have at least one nonresident partner.

 . Payments of patronage dividends where the amount renewed is not paid in money.

 .  Payments made by certain foreign organizations.

 .  Payments made to a nominee.

  Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 . Payments of tax-exempt interest (including exempt-interest dividends under section 852) of the Code.

 .  Payments described in section 6049(b)(5) of the Code to nonresident aliens.

 .  Payments on tax-free covenant bonds under section 1451 of the Code.

 .  Payments made by certain foreign organizations.

 .  Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 ENCLOSED HEREWITH TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, REMEMBERING TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER ON PART III OF THE FORM, WRITE "EXEMPT" ON THE FACE OF THE FORM AND SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

  Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and their regulations.

Privacy Act Notice

  Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

  (1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

  (2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

  (3) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

 FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                    SERVICE.